Stock Option Repurchase Program Overview 2/11 – 3/11 (unless extended) Exhibit 99.(a)(1)(M)

NVIDIA Confidential
NVIDIA Stock Option Repurchase Program
Repurchase underwater options for cash
Vested & unvested options >$17.50 are eligible
$3.00 cash for exercise prices between $17.50 and $27.99
$2.00 cash for exercise prices $28 and above
Participation is optional
OFFER EXPIRES 12:00 MIDNIGHT (PST), MARCH 11, 2009
NO EXCEPTIONS

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Participation in the Program
You can participate in the program by going to:
https://nvidia.equitybenefits.com/
Participation is voluntary, you do not have to participate
If you do not participate, you will keep your options under
their existing terms and conditions
An email was sent with your login information
Only to employees with options >$17.50

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Eligible Option Grants
Your options >$17.50 are listed on the website
https://nvidia.equitybenefits.com/
The website also lists the repurchase value of each grant
If you choose to sell an option, you must sell ALL
UNEXERCISED SHARES UNDER THAT GRANT
Example, if you have a grant with 4,500 unexercised
options, you must sell all 4,500 options.  You can not
sell 2,500 of the 4,500 options and keep the rest

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Cash Payment
After close of the program, payment will be made through
your local payroll in the next practical payroll or sooner
Payments will be converted to local currencies
Applicable taxes will be deducted (more info on the Tax
slide)

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Additional Information
Elections can be changed until the program ends on
March 11
th
Employees on leave of absences are eligible
Paper forms are available, email tenderoffer@nvidia.com
to request form.  Return forms by faxed to (408) 486-2577
OFFER EXPIRES 12:00 MIDNIGHT (PST), MARCH 11, 2009
NO EXCEPTIONS

NVIDIA Confidential
Resources
Tender Offer filed with SEC (February 11, SC-TO)
Contains full description, instructions, Q&A, and forms
Information also posted on
NVINFO->finance->stock administration
Offer Website:  https://nvidia.equitybenefits.com/

NVIDIA Confidential Contacts If you need further assistance, contact NVIDIA’s Stock Administration: E-mail: tenderoffer@nvidia.com Suzie Bentley (408) 566-6591 or Anca Bacila (408) 486-2029

NVIDIA Confidential
1,000 Options with an exercise price of $20
Value of the options under the stock option repurchase
program:
1000 x $3.00 = $3,000 (before applicable taxes)
Example
If NVDA
Stock Price
Exercise Value of 1000 Options @$20
(Stock price – Exercise price) x # of Options
$15 $0
(Options are out of the money)
$21
$1,000 =
($21-$20) x 1000
$25
$5,000 =
($25-$20) x 1000
Hypothetical Exercise Value of 1000 Options @ $20

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Taxes
Tax withholding and reporting based on country
requirements
US Employees:
Taxable as Supplemental Income (reported on W-2)
Fed:  25%  ( up to $1M) and 35% ( > $1M)
State:  based on state requirements
FICA/SDI-VDI:  as applicable to maximum for each
individual
Non-US employees:
“Guide to NON-U.S. Issues” in Appendix A of the
filing